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As filed with the Securities and Exchange Commission on July 29, 2004

Registration No. 333-03256

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MSC INDUSTRIAL DIRECT CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK	11-3289165
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification Number)
75 Maxess Road, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

MSC Industrial Direct Co., Inc. 1995 Stock Option Plan
(Full Title of the Plan)

Mitchell Jacobson Chief Executive Officer and Chairman MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, NY 11747 (516) 812-2000 (Name, Address and Telephone Number of Agent for Service)	Copy to: Eric M. Lerner, Esq. Katten Muchin Zavis Rosenman 575 Madison Avenue New York, New York 10022 (212) 940-8800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share	Proposed maximum aggregate offering price	Amount of Registration fee

Class A Common stock	5,919(1)	$31.39(2)	$185,797	$0(2)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, ("Securities Act") this Registration Statement also covers such additional securities as may hereinafter be offered or issued to prevent dilution resulting from share split, share dividends, recapitalization or certain other capital adjustments.

(2)
Pursuant to Rule 457(h), no fee is required.

EXPLANATORY NOTE

        This Amendment No. 1 is being filed as a post-effective amendment to the Form S-8 previously filed for the MSC Industrial Direct Co., Inc.'s 1995 Stock Option Plan (File No. 333-03256) for the purpose of filing a reoffer prospectus covering control securities in accordance with General Instruction C to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

        Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

PROSPECTUS

July 29, 2004

5,919 Shares

MSC Industrial Direct Co., Inc.

Class A Common Stock

        An MSC shareholder is selling all of the 5,919 shares of Class A common stock, par value $.001 per share. We will not receive any of the proceeds from the sale of shares of Class A common stock by the selling shareholder. See "Selling Shareholder."

        This prospectus relates to the reoffer and resale by a certain selling shareholder of shares of our Class A common stock that were issued or may be issued by us to the selling shareholder upon the exercise of stock options granted under the MSC Industrial Direct Co., Inc. 1995 Stock Option Plan, or the Plan. The shares will be reoffered and resold for the account of the selling shareholder, and we will not receive any of the proceeds from the resale of the shares. The selling shareholder has advised us that the resale of his shares may be effected from time to time in one or more transactions on the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. See "Plan of Distribution." The selling shareholder will bear all expenses in connection with the preparation of this prospectus.

        We have two classes of common stock. Holders of our Class A common stock, which is offered by this prospectus, are entitled to one vote per share, and holders of our Class B common stock, par value $.001 per share, are entitled to ten votes per share.

        The Class A common stock is listed on the New York Stock Exchange under the symbol "MSM." On July 28, the last reported sales price for the Class A common stock on the New York Stock Exchange was $31.82.

        Our principal offices are located at 75 Maxess Road, Melville, NY 11747, and our telephone number is (516) 812-2000.

See "Risk Factors" beginning on page 2 for certain information that should be considered by prospective investors.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2004.

ABOUT THIS PROSPECTUS

        We may amend or supplement this prospectus from time to time by filing amendments or supplements with the Securities and Exchange Commission. To understand the terms of the securities offered by this prospectus, you should carefully read this entire prospectus, including any amendments or supplements. You should also read the documents referred to under the heading "Where You Can Find More Information" below for information about us and our financial statements.

        Unless the context otherwise indicates, references in this prospectus to "we," "our company," "us" or "our" refer to MSC Industrial Direct Co., Inc. and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing such forward-looking statements may be found in our Annual Report on Form 10-K for the fiscal year ended August 30, 2004, as well as within this prospectus generally. In addition, when used in this prospectus, the words "believes," "anticipates," "expects," "estimates," "plans," "intends," and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results, as discussed below under the heading "Risk Factors" in this prospectus. Factors that may cause these differences include, but are not limited to:

  •
  changing customer and product mixes, market conditions and industry consolidation;

  •
  competition;

  •
  general economic conditions in the markets in which the Company operates;

  •
  risk of cancellation or rescheduling of orders;

  •
  work stoppages at transportation centers or shipping ports;

  •
  the risk of war, terrorism and similar hostilities;

  •
  dependence on our information systems;

  •
  dependence on our personnel; and

  •
  the other matters discussed in the Business Description contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 30, 2003.

        Consequently, such forward-looking statements should be regarded solely as the Company's current plans, estimates and beliefs. The Company does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

RISK FACTORS

        In addition to the other information in this prospectus, the following factors should be considered in evaluating the Company and its business before purchasing the shares of Class A common stock offered hereby. Our future operating results depend upon many factors and are subject to various risks and uncertainties. The known material risks and uncertainties which may cause our operating results to vary from anticipated results or which may negatively affect our operating results and profitability are as follows:

Changes in our customer and product mix could cause our gross margin percentage to fluctuate.

        From time to time we have experienced changes in our customer mix and in our product mix since our formation. Changes in our customer mix have resulted from geographic expansion, daily selling activities within current geographic markets, and targeted selling activities to new customer segments. Changes in our product mix have resulted from marketing activities to existing customers and needs communicated to us from existing and prospective customers. Although we have been successful in incrementally increasing our gross margin percentage by varying our customer and product mix over the last several years and our strategy has emphasized higher margin, lower volume orders, changes in our customer and product mix could cause our gross margin percentage to fluctuate or decline from time to time in the future.

Our industry is consolidating which could cause it to become more competitive.

        The business of selling MRO supplies in North America is currently undergoing some consolidation. This consolidation is being driven by customer needs and supplier capabilities, which could cause the industry to become more competitive as greater economies of scale are achieved by suppliers.

        Traditional MRO suppliers are attempting to consolidate the market through internal expansion, through acquisition or merger with other industrial and construction suppliers, or through a combination of both. This consolidation allows suppliers to improve efficiency and spread fixed costs over a greater number of sales, and to achieve other benefits derived from economies of scale.

        Customers are increasingly aware of the total costs of fulfillment, and of their need to have consistent sources of supply at multiple locations. Consistent sources of supply provide not just reliable product quantities, but also consistent pricing, quality, services and engineering capabilities. We believe these customer needs could result in fewer suppliers as the industry consolidates, and as the remaining suppliers become larger and capable of being a consistent source of supply.

        The trend of our industry toward consolidation could make it more difficult for us to maintain our operating margins. There can be no assurance that we will be able to take advantage of the trend or that we can do so effectively.

        In addition, as various sectors of the industrial and construction customer base face increased foreign competition and in fact lose business to foreign competitors, or shift their operations overseas or outsource manufacturing requirements to foreign manufacturers, or source supplies from foreign vendors in an effort to reduce expenses, we will face increased difficulty in growing and maintaining our market share and growth prospects.

We operate in a highly competitive industry.

        The MRO supply industry is a large, fragmented industry that is highly competitive. We face competition from traditional channels of distribution such as retail outlets, small dealerships, regional or national distributors utilizing direct sales forces, manufacturers of MRO supplies, large warehouse stores and larger direct mail distributors. We believe that sales of MRO supplies will become more concentrated over the next few years, which may make the industry more competitive. Our competitors challenge us with a greater variety of product offerings, financial resources, services or a combination of all of these factors.

        Although we have recently had success in diversifying our customer base, which we believe will assist us to better manage periodic downturns in the manufacturing industry, there can be no assurance that sales to these additional customers will offset the adverse effects of other competitive trends in our industry, including those discussed above.

The risk of cancellation or rescheduling of orders may cause our operating results to fluctuate.

        The cancellation or rescheduling of orders may cause our operating results to fluctuate. Although we strive to maintain ongoing relationships with our customers, there is an ongoing risk that orders may be cancelled or rescheduled due to fluctuations in our customers' business needs or purchasing budgets. Additionally, although our customer base is diverse, ranging from one-person machine shops to Fortune 1000 companies and large government agencies, the cancellation or rescheduling of significant orders by larger customers may still have a material adverse effect on our operating results from time to time.

Work stoppages and other disruptions at transportation centers or shipping ports may adversely affect our ability to obtain inventory and make deliveries to our customers.

        Our ability to provide same-day shipping of our core business products is an integral component of our overall business strategy. Disruptions at transportation centers or shipping ports, such as the severe winter weather experienced during the third quarter of fiscal 2003 and the longshoreman's strike on the West Coast in fiscal 2002, affect both our ability to maintain core products in inventory and deliver products to our customers on a timely basis, which may in turn adversely affect our results of operations.

The risks of war, terrorism, and similar hostilities may adversely affect our operating results.

        In addition to having an impact on general economic conditions, events of war, terrorism or other similar occurrences such as the attacks of September 11, 2001 and the recent conflict in Iraq may materially adversely affect our revenues and our ability to service our customers. We believe that both the events of September 11, 2001 and the Iraq conflict had a material adverse effect on our results of operations, although the impact of such events can be difficult to quantify.

Disruptions of our information systems could adversely affect us.

        We believe that our computer software programs are an integral part of our business and growth strategies. We depend upon our information systems to help process orders, to manage inventory and accounts receivable collections, to purchase, sell and ship products efficiently and on a timely basis, to maintain cost-effective operations, and to help provide superior service to our customers. Any disruption in the operation of our information systems, including widespread power outages such as those that affected the northeastern and midwest United States in August 2003, could have a material adverse effect on our business, financial condition and results of operations. Although we utilize disaster recovery techniques and procedures, which we believe are adequate to fulfill our needs, and we believe that planned enhancements and upgrades to the next generation of our existing operating platforms will be sufficient to sustain our present operations and our anticipated growth for the foreseeable future, there can be no assurance that disruptions of our information systems will not occur.

Our success is dependent on certain key personnel.

        Our success depends largely on the efforts and abilities of certain key senior management. The loss of the services of one or more of such key personnel could have a material adverse effect on our business and financial results. We do not maintain any key-man insurance policies with respect to any of our executive officers.

Distribution Center Expansions

        In the future, as part of our long term strategic planning, we may open new distribution centers to improve our efficiency, geographic distribution and market penetration. Moving or opening distribution centers requires a substantial capital investment, including expenditures for real estate and construction, and a substantial investment in inventory. In addition, new distribution centers will have an adverse impact on distribution expenses as a percentage of sales, inventory turnover and return on investment in the periods prior to and for some time following the commencement of operations of each new distribution center. Additionally, until sales volumes mature at new distribution centers, operating expenses as a percentage of sales may be adversely impacted. Further, substantial or unanticipated delays in the commencement of operations at new distribution centers could have a material adverse effect on our geographic expansion and may impact results of operations.

Availability of and Integration of Prospective Acquisitions

        Acquisitions have not played a role in our recent growth. From time to time in the future, we may pursue selected acquisitions that either expand or complement our business in new or existing markets. There can be no assurance that we will be able to identify and to acquire acceptable acquisition candidates on terms favorable to us and in a timely manner. The failure to complete or successfully integrate prospective acquisitions may have an adverse impact on our growth strategy. We are not currently a party to any oral or written acquisition agreement or engaged in any negotiations with respect to any material acquisition candidate.

Our common stock price may be volatile.

        We believe factors such as fluctuations in our operating results or the operating results of our competitors, changes in economic conditions in the market sectors in which our customers operate (notably the durable and non-durable goods manufacturing industry, which accounted for 73% of our revenue in fiscal 2003), and changes in general market conditions, could cause the market price of our Class A common stock to fluctuate substantially. In addition, sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our Class A common stock.

Our principal shareholders exercise significant control over us.

        Our Chief Executive Officer, his sister, certain of their family members and related trusts collectively own 100% of the outstanding shares of Class B common stock, and control approximately 86.5% of the combined voting power of the Company's capital stock. Consequently, such shareholders are in a position to elect all of the directors of the Company and to determine the outcome of any matter submitted to a vote of the Company's shareholders for approval.

Shares Eligible for Future Sale

        Sales of a substantial number of shares of Class A common stock in the public market could adversely affect the prevailing market price of the Class A common stock and could impair our future ability to raise capital through an offering of our equity securities. As of July 26, 2004, there were 42,306,559 shares of Class A common stock outstanding. In addition, 5,268,832 options to purchase shares of Class A common stock granted under the Company's 1995, 1998, and 2001 Stock Option

Plans remain outstanding. Options to purchase an additional 4,147,471 shares of Class A common stock may be granted under the Company's 2001 Stock Option Plan. An additional 34,111 shares may be granted under the 1995 Restricted Stock Plan, and approximately 101,000 shares may be sold through the Company's 1998 Associate Stock Purchase Plan. Certain of the shares issuable upon exercise of the foregoing options are subject to resale pursuant to separate registration statements on Form S-8. See "Selling Shareholder."

        Our Class B common stock is convertible, on a one-for-one basis, into our Class A common stock at any time. As of July 26, 2004, there were 25,445,026 shares of Class B common stock outstanding. All of the shares of Class B common stock (and the shares of Class A common stock into which such shares are convertible) are "restricted securities" for purposes of the Securities Act. Subject to the volume and other limitations set forth in Rule 144 promulgated under the Securities Act, all of such restricted securities are eligible for public sale.

THE COMPANY

        MSC Industrial Direct Co., Inc. (together with its consolidated subsidiaries, "MSC" or the"Company" or "we") is one of the largest direct marketers of a broad range of industrial products to industrial customers throughout the United States. We distribute a full line of industrial products intended to satisfy our customers' maintenance, repair and operations ("MRO") supplies requirements. We offer over 500,000 stock-keeping units ("SKUs") through our master catalogs, weekly, monthly and quarterly specialty and promotional catalogs, newspapers and brochures and service our customers from approximately 90 branch offices and four distribution centers. Most of our products are carried in stock, and orders for these in-stock products are typically fulfilled the day on which the order is received. For our fiscal year ended August 30, 2003, we reported net sales of $844.7 million and net income of $52.1 million. For the thirty-nine weeks ended May 29, 2004, we reported net sales of $708.6 million and net income of $58.9 million.

        Our customers include a wide range of purchasers of industrial supply products, from one-person machine shops to Fortune 1000 companies, to government agencies including the United States Postal Service. Our core business focuses on selling relatively higher margin, lower volume products and had an average order size of approximately $224 in fiscal 2003 and $236 for the thirty-nine weeks ended May 29, 2004. We have approximately 346,000 combined active customers (companies that have purchased at least one item during the past 12 months). Our customers select desired products from MSC's various publications and place their orders by telephone, the Internet, direct computer link or facsimile.

        We operate primarily in the United States, with customers in all 50 states, through our network of four regional distribution centers and approximately 90 branch offices. MSC's distribution centers are located near Harrisburg, Pennsylvania; Atlanta, Georgia; Elkhart, Indiana and Reno, Nevada. The strategic locations of MSC's distribution centers allow for next day ground delivery via low cost ground carriers in 36 states. Our experience has been that areas accessible by next day ground delivery generate significantly greater sales than areas where next day ground delivery is not available. Accordingly, our long-term strategy is to expand our geographic coverage of next day ground delivery throughout the continental United States which at some point in the future may require the expansion of existing facilities or the opening of new facilities.

        We have extensive e-commerce abilities that enable our customers to lower their procurement costs. This includes many features such as swift search and transaction abilities, access to real time inventory, customer specific pricing, workflow management tools and other features. We can also interface directly with many purchasing portals such as ARIBA and I-Procure. In addition we offer Vendor Managed Inventory systems that can lower customers' inventory investment, reduce sourcing costs and out of stock situations and increase business efficiency.

        MSC's website MSCDirect.com is a searchable on-line catalog with electronic ordering capabilities designed to take advantage of the opportunities created by Internet commerce. The MSCDirect.com site offers a broad array of products, services, workflow management tools and related information to meet the needs of customers seeking to reduce processing costs through Internet e-commerce-enabled solutions. Our MSCDirect.com marketing campaign continued in fiscal years 2003 and 2004 to raise awareness and drive volume to the website. MSCDirect.com generated revenue of more than $90 million in fiscal year 2003, a 49% increase over the prior year period and $93.7 million for the thirty-nine weeks ended May 29, 2004, a 43% increase over the prior year period.

Business Strategy

        Our business strategy is to reduce our customers' total cost of procurement for obtaining and maintaining MRO supplies. The strategy includes the following key elements:

  •
  a broad selection of in-stock products;

  •
  offering both name brand and generic products;

  •
  prompt response and same-day shipping;

  •
  superior, value-added customer service;

  •
  competitive pricing;

  •
  targeted direct mail marketing; and

  •
  a commitment to technological innovation.

Growth Strategy

        Our objective is to become the preferred supplier of industrial products for companies throughout the United States. We intend to increase sales to existing customers and diversify our customer base by:

  •
  expanding next day ground delivery into new markets;

  •
  targeting the circulation of the master catalog and our direct mail campaign;

  •
  developing government and national account programs and implementing enhanced supply purchasing and inventory procedures for these programs;

  •
  increasing the number of product lines and SKUs offered including generic and imported products;

  •
  continually developing technological innovations employing modern technologies to reduce our customers' costs and utilizing extensive e-commerce capabilities, making it even easier and more appealing to do business with MSC;

  •
  maintaining excellent customer support service; and

  •
  increasing the productivity of our direct sales force.

USE OF PROCEEDS

        The shares of Class A common stock offered by this prospectus are being registered for the account of the selling shareholder identified in this prospectus. See "Selling Shareholder." All net proceeds from the sale of the shares of common stock will go to the shareholder that offers and sells his shares. We will not receive any part of the proceeds from such sales of common stock.

SELLING SHAREHOLDER

        This prospectus relates to the reoffer and resale from time to time of shares issued or that may be issued to the selling shareholder under the Plan. Under Rule 416 of the Securities Act, the selling shareholder may also offer and sell Class A common stock issued to the selling shareholder as a result of, among other events, stock splits, stock dividends and similar events that affect the number of common shares held by the selling shareholder. There can be no assurance that the selling shareholder will offer or sell any of his shares registered in this offering. The selling shareholder listed below is one of our executive officers.

Beneficial Ownership and Other Information

        The following tables set forth information as of July 26, 2004 with respect to the shares of common stock beneficially owned by the selling shareholder:

Amount & Nature of Beneficial Ownership Prior to Offering
	Class A			Class B				Shares Beneficially Owned After Offering			Combined % Ownership Prior to Offering		Combined % Ownership After Offering
			% of Class		% of Class	Shares Being Offered
	Shares			Shares				Class A		Class B	Economic	Voting	Economic	Voting
Thomas Cox	48,133	(1)	*	—	—	5,919	(2)	42,214	(3)	—	*	*	*	*

*
Less than 1%.

(1)
Includes 3,440 shares of Class A Common Stock owned directly by Mr. Cox and 44,693 shares of Class A Common Stock issuable upon the exercise by Mr. Cox of options that are presently exercisable or exercisable within 60 days of the date of this prospectus.

(2)
Represents shares issuable upon the exercise of options. The resale of such shares is covered by the registration statement of which this prospectus is a part.

(3)
Includes 3,440 shares of Class A Common Stock owned directly by Mr. Cox and 38,774 shares of Class A Common Stock issuable upon the exercise by Mr. Cox of options that are presently exercisable or exercisable within 60 days of the date of this prospectus. Also includes 34,000 shares issuable upon the exercise of options, the resale of which shares is registered on separate registration statements and prospectuses on Form S-8.

Relationships with Selling Shareholder

        Thomas Cox was appointed Senior Vice President of Sales of the Company in April 2000. From September 1999 to April 2000, Mr. Cox was Vice President of Sales for the North Region of the Company. From January 1998 to September 1999, Mr. Cox served as Regional Manager for the Midwest Region of the Company. From September 1997 to January 1998, Mr. Cox served as Director of Business Development for the Company. From 1995 to 1997, Mr. Cox was President of Mailnet Inc., an international delivery company.

PLAN OF DISTRIBUTION

        This prospectus relates to the offer and sale from time to time by the person listed under the "Selling Shareholder" section of this prospectus of up to 5,919 shares of Class A common stock. As used in this section of this prospectus, the term "Selling Shareholder" includes the selling shareholder named in the table above and any of his donees, pledges, transferees or other successors in interest who receive shares offered hereby from the selling shareholder as a gift, pledge, or other non-sale related transfer and who subsequently sell any of such shares after the date of this prospectus. We have registered the selling shareholder's shares of Class A common stock for resale to provide the selling shareholder with freely tradable shares of Class A common stock. However, registration of the selling shareholder's shares of Class A common stock does not necessarily mean that the selling shareholder will offer or sell any of his shares. We will not receive any proceeds from the offering or sale of the selling shareholder's shares.

        The selling shareholder may sell our Class A common stock to which this prospectus relates from time to time on the New York Stock Exchange, where our Class A common stock is listed for trading, in other markets where our Class A common stock may be traded, in negotiated transactions, through underwriters or dealers, directly to one or more purchasers, through agents or in a combination of such methods of sale. The selling shareholder may sell our Class A common stock at prices which are current when the sales take place or at other prices to which they agree. All costs, expenses and fees in connection with the registration of the Class A common stock will be borne by the selling shareholder, including brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of the Class A common stock offered hereby.

        The selling shareholder may effect such transactions by selling the common shares offered hereby directly to purchasers or through broker-dealers, which may act as agents or principals, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares of Class A common stock which are the subject of this prospectus may be sold include:

  •
  A block trade in which the broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  Ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  An exchange distribution in accordance with the rules of the New York Stock Exchange;

  •
  Privately negotiated transactions; and

  •
  Underwritten transactions.

        The selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers and other financial institutions may engage in short sales of our Class A common stock in the course of hedging the related positions they assume. The selling shareholder may also sell our Class A common stock short and redeliver the Class A common shares covered by this prospectus to close out the short positions. In addition, the selling shareholder may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealers or other financial institutions of shares of Class A common stock offered by this prospectus, which shares the broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

        Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the shares of Class A common stock offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or from the purchasers of the shares of Class A common stock which are the subject of this prospectus for whom they may act as agents, and underwriters may sell the shares which are the subject of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents.

        We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangements have been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer.

        In addition, upon receiving notice from a selling shareholder that a donee, pledgee or transferee or other successor in interest intends to sell more than 500 shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the non-sale transferee who may sell shares of Class A common stock which are the subject of this prospectus.

        The selling shareholder and any underwriters, dealers or agents participating in the distribution of the shares of Class A common stock which are the subject of this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such shares by the selling shareholder and any commissions received by any such broker-dealer may be deemed to be underwriting commissions under the Securities Act.

LEGAL MATTERS

        The validity of the shares of Class A common stock offered hereby and certain other legal matters in connection with this offering will be passed upon for the Company by Katten Muchin Zavis Rosenman, New York, New York. Certain members and associates of the firm of Katten Muchin Zavis Rosenman own an aggregate of approximately 1,500 shares of Class A common stock.

EXPERTS

        The consolidated financial statements of MSC Industrial Direct Co., Inc. and Subsidiaries appearing in MSC Industrial Direct Co., Inc.'s Annual Report (Form 10-K) for the year ended August 30, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file periodic reports, proxy and information statements and other information with the SEC. You may read any materials filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. You may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet website located at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-8 under the Securities Act covering the sale of the Class A common stock. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. For further information with respect to our company and the securities offered by this prospectus, you should read the registration statement and the exhibits filed with the registration statement. You may obtain copies of the registration statement and exhibits from the SEC upon payment of a fee prescribed by the SEC or examine the documents, free of charge, at the public reference facilities or Internet website referred to above. A summary in this prospectus of any document filed as an exhibit to the registration statement, although materially complete, does not summarize all of the information in that document. You should read the exhibit for a more complete understanding of the document or matter involved.

        The following documents heretofore filed by us with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

  (i)
  Our Annual Report on Form 10-K for the fiscal year ended August 30, 2003;

  (ii)
  Our Quarterly Report on Form 10-Q for the quarterly period ended November 29, 2003;

  (iii)
  Current Report on Form 8-K, filed on November 4, 2003;

  (iv)
  Current Report on Form 8-K, filed on January 6, 2004;

  (v)
  Current Report on Form 8-K, filed on January 8, 2004;

  (vi)
  Current Report on Form 8-K, filed on January 26, 2004;

  (vii)
  Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2004;

  (viii)
  Current Report on Form 8-K, filed on March 31, 2004;

  (ix)
  Our Quarterly Report on Form 10-Q for the quarterly period ended May 29, 2004;

  (x)
  Current Report on Form 8-K, filed on July 2, 2004; and

  (xi)
  The information in respect of our Class A common stock, $.001 par value contained in the Company's Registration Statement on Form 8-A filed with the SEC on December 8, 1995.

        All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the Class A common stock hereunder shall be deemed to be incorporated by reference into this prospectus and those documents shall be deemed to be a part of this prospectus from the date of filing of those documents. All filings filed by us under the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of that registration statement shall also be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of any such person, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Shelley Boxer, Vice President, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747, telephone (516) 812-2000.

        You should rely only on the information provided in this prospectus or incorporated by reference into this prospectus. No person has been authorized to provide you with different information and you should not rely on any information you receive or representations made that are not contained in, or incorporated by reference into, this prospectus.

        This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate after the date on the cover page.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our directors and officers have the benefit of certain indemnification rights included in our certificate of incorporation and other agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        MSC Industrial Direct Co., Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

  (i)
  Our Annual Report on Form 10-K for the fiscal year ended August 30, 2003;

  (ii)
  Our Quarterly Report on Form 10-Q for the quarterly period ended November 29, 2003;

  (iii)
  Current Report on Form 8-K, filed on November 4, 2003;

  (iv)
  Current Report on Form 8-K, filed on January 6, 2004;

  (v)
  Current Report on Form 8-K, filed on January 8, 2004;

  (vi)
  Current Report on Form 8-K, filed on January 26, 2004;

  (vii)
  Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2004;

  (viii)
  Current Report on Form 8-K, filed on March 31, 2004;

  (ix)
  Our Quarterly Report on Form 10-Q for the quarterly period ended May 29, 2004;

  (x)
  Current Report on Form 8-K, filed on July 2, 2004; and

  (xi)
  The information in respect of our Class A common stock, $.001 par value contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 8, 1995.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Certain partners and associates of Katten Muchin Zavis Rosenman which serves as counsel to the Company, own an aggregate of 1,500 shares of the Company's Class A common stock, $.001 par value.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article EIGHTH of the Company's Certificate of Incorporation and Section 722 of the New York Business Corporation Law, as amended, the law of the state in which the Company is incorporated, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Article SEVENTH of the Company's Certificate of Incorporation, provides:

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

        The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description
4.1	MSC Industrial Direct Co., Inc., 1995 Stock Option Plan. *
5.1	Opinion of Katten Muchin Zavis Rosenman.*
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1)*
24.1	Power of Attorney (included on page S-1).

*
Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (333-03256) filed with the SEC on April 5, 1996.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

  (a)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a) (3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Melville, State of New York, on July 15, 2004.

MSC INDUSTRIAL DIRECT CO., INC.
By	/s/ MITCHELL JACOBSON Mitchell Jacobson Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Jacobson, Charles Boehlke and Shelley Boxer and each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MITCHELL JACOBSON Mitchell Jacobson	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2004
/s/ CHARLES BOEHLKE Charles Boehlke	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 15, 2004
/s/ DAVID SANDLER David Sandler	President, Chief Operating Officer and Director	July 15, 2004
/s/ ROGER FRADIN Roger Fradin	Director	July 15, 2004

/s/ DENIS KELLY Denis Kelly	Director	July 15, 2004
/s/ RAYMOND LANGTON Raymond Langton	Director	July 15, 2004
/s/ PHILIP PELLER Philip Peller	Director	July 15, 2004

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  ITEM 1. PLAN INFORMATION
  ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
ABOUT THIS PROSPECTUS
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
RISK FACTORS
THE COMPANY
USE OF PROCEEDS
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY